MONTHLY SERVICER'S CERTIFICATE
                         ------------------------------
                      (This represents Series 1999-A only)

                      Monthly Period Ending AUGUST 31, 1999
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                      Bank of America National Association
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                           BA MASTER CREDIT CARD TRUST
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1.	Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the "preceding
Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered.  This Certificate is delivered pursuant to subsection 3.04 (b) of the Pooling and Servicing Agreement.
References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

2.	Bank of America, National Association (USA) is Servicer under the Pooling and
   Servicing Agreement.

3.	The undersigned is a Servicing Officer.

4.	The date of this Certificate is a Determination Date under the Pooling and
   Servicing Agreement.

5.	The aggregate amount of Collections processed during the preceding Monthly
   Period was equal to
   (excluding Annual Membership Fees and Interchange)	$	1,524,727,033.54

6.	The Aggregate Investor Percentage of Receivables processed by the Servicer
   during the preceding Monthly Period was equal to	$	79,685,139.73

7.	The Aggregate Investor Percentage of Collections of Finance Charge
   Receivables processed by the Servicer during the preceding Monthly Period was
   equal to (excluding Annual Membership Fees and Interchange)	$	7,805,482.31

8.	The aggregate amount of Receivables processed by the Servicer as of the end
   of the last day of the preceding Monthly Period	$	1,540,017,774.91

9.	Of the balance on deposit in the Finance Charge Account, the amount attributable to the Aggregate Investor Percentage of Collections processed
   by the Servicer during the preceding Monthly Period 	$	9,191,497.01

10.	Of the balance on deposit in the Principal Account, the amount attributable to the Aggregate Investor Percentage of Collections processed by the
    Servicer during the preceding Monthly Period	$	71,377,290.98

11.	The aggregate amount, if any, of withdrawals, drawings or payments under any
    Credit Enhancement, if any, required to be made with respect to any Series
    outstanding for the preceding Monthly Period		$	0.00

12.	The Aggregate Investor Percentage of Collections of Principal Receivables
    processed by the Servicer during the related Monthly Period is equal to
    $	71,377,290.98

13.	The amount equal to the Aggregate Investor Percentage of Annual Membership
    Fees deposited to the Finance Charge Account or any Series Account on or
    before the Transfer Date during the current month is equal to	$	160,725.71

14.	The aggregate amount of Interchange to be deposited in the Finance Charge
    Account on the Transfer Date of the current month is equal to	$	1,225,788.99

15.	The aggregate amount of all sums payable to the Investor Certificateholder of each Series on the succeeding Distribution Date with respect to
    Certificate Principal	$	0.00

16.	The aggregate amount of all sums payable to the Investor Certificateholder of each Series on the succeeding Distribution Date with respect to
    Certificate Interest	$	2,285,229.17

17.	The aggregate amount of Default Amounts processed by the Servicer as of the
    end of the last day of the preceding Monthly Period		$	50,753,882.00

18.	To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

None


IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 7th day of September, 1999.


BANK OF AMERICA, NATIONAL ASSOCIATION (USA),
(formerly known as Bank of America National Association)

	Transferor and Servicer



By:  /s/ Margaret A. Sprude
	Name:  Margaret A. Sprude
	Title:	SVP & Chief Financial Officer